EXHIBIT 1.1
EXECUTION COPY
TRW AUTOMOTIVE HOLDINGS CORP.
Common Stock

Underwriting Agreement
May 29, 2007
Banc of America Securities LLC
9 West 57th Street
New York, New York 10019
Ladies and Gentlemen:
     The persons named in Schedule 2 hereto (each, a “Selling Stockholder” and together, the “Selling Stockholders”), propose severally, subject to the terms and conditions stated herein, to sell to you (“you” or the “Underwriter”) an aggregate of 11,000,000 shares (the “Shares”), par value $.01 per share (“Stock”) of TRW Automotive Holdings Corp., a Delaware corporation (the “Company”). The number of Shares to be sold by each Selling Stockholder is the number of Shares set forth opposite the name of such Selling Stockholder in Schedule 2 hereto.
     1. (i) The Company represents and warrants to, and agrees with, the Underwriter that:
     (a) An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”) on Form S-3 (File No. 333-138457) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including (x) documents incorporated by reference therein, (y) all exhibits thereto and (z) any prospectus supplement relating to the Shares that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(i)(c) hereof), is hereinafter called the “Pricing

Prospectus”; the form of the final prospectus relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 4(i)(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);
     (b) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriter or any Selling Stockholder expressly for use therein;
     (c) For the purposes of this Agreement, the “Applicable Time” is 9:45p.m. (New York time) on the date of this Agreement. The Pricing Prospectus, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule 3(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Prospectus as of the Applicable Time and the information included on Schedule 3(b) hereto, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in the Pricing Prospectus or an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriter or any Selling Stockholder expressly for use therein;

     (d) The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriter or any Selling Stockholder expressly for use therein; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule 3(c) hereto;
     (e) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriter or any Selling Stockholder expressly for use therein;
     (f) Neither the Company nor any subsidiaries has, since the date of the most recent audited financial statements included or incorporated by reference in the Pricing Prospectus: (i) incurred any material liability or obligation, direct or contingent, other than in the ordinary course of business or (ii) entered into any material transaction or agreement other than in the ordinary course of business, in each case otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information has been provided in the Registration Statement and the Pricing Prospectus, there has not been any change in the capital stock or long-term debt of the Company or any of its “significant subsidiaries” (as such term is defined in Rule 1-02(w) of Regulation S-X under the Act) (each, a “Significant Subsidiary” and collectively, the “Significant Subsidiaries”) or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of its capital stock except as set forth on Schedule 4 hereto (solely with respect to Significant Subsidiaries);

     (g) The Company and each of its subsidiaries have good and valid title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (A) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries, (B) (x) are contemplated by the Fifth Amended and Restated Credit Agreement dated as of May 9, 2007, as amended through the date hereof, among the Company, TRW Automotive Intermediate Holdings Corp., TRW Automotive Inc., certain subsidiaries of the Company, the financial institutions named therein and JPMorgan Chase Bank as Administrative Agent and Collateral Agent (the “Credit Agreement”), (y) are contemplated by the receivables arrangements (as such term is used in the Prospectus) or (z) such as are described in the Pricing Prospectus, or (C) could not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the business, financial condition, or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”);
     (h) The Company and each of its Significant Subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all corporate power and authority necessary to own their respective properties and to conduct the businesses in which they are engaged as described in the Pricing Prospectus, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect;
     (i) The Company has an authorized capitalization as set forth in the Pricing Prospectus and Prospectus and all the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform to the description of the Stock incorporated by reference in the Pricing Prospectus and Prospectus; all of the outstanding shares of capital stock of each Significant Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party, other than those contained in the Credit Agreement;
     (j) The Company has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all corporate action required to be taken for the due and proper authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly taken by the Company;
     (k) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company except as enforceability may be limited by (A) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (B) general equitable principles (whether considered in a proceeding in equity or at law) and (C) an implied covenant of good faith and fair dealing;
     (l) The Shares have been duly and validly authorized and issued and are fully paid and non-assessable and conform to the description of the Stock incorporated by reference in the Prospectus;
     (m) The sale of the Shares to be sold by the Selling Stockholders and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, except for such conflicts, breaches, violations, defaults, liens, charges or encumbrances that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (B) result in any violation of any law or statute or any judgment, order, decree, rule or regulation of any court or arbitrator or governmental or regulatory authority or body having jurisdiction over the Company or any of its Significant Subsidiaries or any of their respective properties or assets, except for such violations that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (C) result in any violation of the provisions of the Certificate of Incorporation or By-laws (or similar organizational documents) of the Company or any of its Significant Subsidiaries; and no consent, approval, authorization or order of, or filing, qualification or registration with, any such court or arbitrator or governmental or regulatory authority or body under any such statute, judgment, order, decree, rule or regulation is required for the sale of the Shares to be sold by the Selling Stockholders or consummation of the transactions contemplated by this Agreement, except the registration under the Act and the Exchange Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriter or to list the Shares on the New York Stock Exchange (the “Exchange”);
     (n) Neither the Company nor any of its Significant Subsidiaries is (A) in violation of its Certificate of Incorporation or By-laws (or similar organizational documents), (B) in default in any respect or is alleged by any other party to be in default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject or (C) in violation in any respect of any law or statute or any judgment, order, decree, rule or regulation of any court or arbitrator or governmental or regulatory authority or body to which it or its property or assets may be subject, other than, in the case of clauses (B) or (C), such defaults or violations that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;
     (o) Other than as set forth in the Pricing Prospectus and Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject (A) as to which an adverse determination is reasonably probable and (B) which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and, to the knowledge of the Company, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;
     (p) The Company is not an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);
     (q) (A) (x) At the time of filing the Registration Statement and (y) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the time of the filing of the Registration Statement, the Company was not an “ineligible issuer” as defined in Rule 405 under the Act;
     (r) Ernst & Young LLP, who has certified certain financial statements of the Company and its subsidiaries and has audited the Company’s internal control over financial reporting and management’s assessment thereof, is an independent public accountant as required by the Act and the rules and regulations of the Commission thereunder;
     (s) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;
     (t) Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;
     (u) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;
     (v) To the knowledge of the Company, no action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency or body (other than “Blue Sky” laws, regulations or orders) that prevents the sale of the Shares by the Selling Stockholders in any jurisdiction; no injunction, restraining order or order of any nature by any Federal or state court of competent jurisdiction has been issued with respect to the Company that would prevent or suspend the sale by the Selling Stockholders of the Shares or the use of the Pricing Prospectus and Prospectus in any jurisdiction; no action, suit or proceeding is pending against or, to the knowledge of the Company, threatened against or affecting the Company before any court or arbitrator or any governmental agency, body or official, domestic or foreign, that could reasonably be expected to restrain, enjoin, interfere with or adversely affect the transactions contemplated by this Agreement in any material respect;
     (w) The Company and each of its subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate Federal, state, local or foreign governmental or regulatory authorities or bodies that are necessary for the conduct of their respective businesses as described in the Pricing Prospectus and Prospectus, except where the failure to possess the same could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received notification of any revocation or modification of any such license, certificate, permit or other authorization or has any reason to believe that any such license, certificate, permit or other authorization will not be renewed in the ordinary course, except where the failure to possess the same could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;
     (x) The Company and each of its subsidiaries have filed all Federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof or have timely filed requests for extensions and such extensions have been granted and have not expired and have paid all taxes due thereon (or have made adequate provision for such taxes on their respective balance sheets), except for taxes being contested in good faith for which adequate reserves have been provided and any such taxes the failure of which to pay or so file could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries that, individually or in the aggregate, has had (nor does the Company or any of its subsidiaries have any knowledge of any tax deficiency that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have) a Material Adverse Effect;
     (y) The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as is customary for similar businesses or is required by law;

     (z) No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;
     (aa) No “prohibited transaction” (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) or “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan of the Company or any of its subsidiaries which could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; each such employee benefit plan has been maintained in compliance with its terms and the requirements of applicable law, including ERISA and the Code, except where any noncompliance, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; the Company and its Significant Subsidiaries have not incurred and do not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any pension plan which could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;
     (bb) Except as described in the Pricing Prospectus and except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any Federal, state, local or foreign statute, law, rule, regulation, ordinance, code, legally binding policy or rule of common law or any judicial or legally binding administrative interpretation thereof, including any judicial or legally binding administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws (except for such permits, authorizations and approvals the failure of which to possess could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect) and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) to the knowledge of the Company, there are no events or circumstances that might reasonably be expected to form the basis of an order for clean up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the

Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws;
     (cc) Except as described in the Pricing Prospectus, there are no outstanding subscriptions, rights, warrants, calls or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, any shares of capital stock of or other equity or other ownership interest in the Company;
     (dd) Other than this Agreement, neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or any of its subsidiaries or the Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares;
     (ee) No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Preliminary Prospectus or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith;
     (ff) Neither the Company nor any of its affiliates has taken or will take, directly or indirectly, any action designed to, or that could reasonably be expected to, cause or result in any stabilization or manipulation of the price of the Shares; provided that the Company may acquire Stock in open market transactions for purposes of matching contributions under its 401K plan to the extent that all such open market transactions comply with the provisions of Regulation M, as promulgated by the Commission; and
     (gg) The Company and its subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses, except where the failure to own or possess such rights could not reasonably be expected to have a Material Adverse Effect; and, to the knowledge of the Company, the conduct of their respective businesses does not conflict with any such rights of others, except for any such conflicts as could not reasonably be expected to have a Material Adverse Effect, and the Company and its subsidiaries have not received any written notice of any claim of infringement of or conflict with any such rights of others (a) as to which an adverse determination is probable and (b) which could reasonably be expected to have, individually, a Material Adverse Effect.
          (ii) Each Selling Stockholder, severally and not jointly, represents and warrants to, and agrees with, the Underwriter that:
     (a) This Agreement has been duly authorized (with respect to Selling Stockholders who are not natural persons), executed and delivered by such Selling Stockholder;

     (b) Such Selling Stockholder, as of the Time of Delivery (as defined in Section 3(i)), will be the lawful owner of the number of Shares to be sold by such Selling Stockholder pursuant to this Agreement and, at the Time of Delivery, will have valid title to such Shares, free and clear of all liens, encumbrances, claims and defects and imperfections of title;
     (c) Such Selling Stockholder has full legal right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder pursuant to this Agreement in the manner provided in this Agreement;
     (d) Such Selling Stockholder has not taken nor will take, directly or indirectly, any action designed to, or that could reasonably be expected to, cause or result in any stabilization or manipulation of the price of the Shares;
     (e) No consent, approval, authorization or order of any court or arbitrator or governmental or regulatory authority or body under any statute or any judgment, order, decree, rule or regulation of any court or arbitrator or governmental or regulatory authority or body is required for the sale of the Shares to be sold by such Selling Stockholder or the consummation by such Selling Stockholder of the transactions contemplated by this Agreement, except such as may have been obtained under the Act and such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriter and such other approvals as have been obtained;
     (f) The sale of the Shares to be sold by such Selling Stockholder and the compliance by such Selling Stockholder with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which the such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, except for such conflicts, breaches, violations, defaults, liens, charges or encumbrances that could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, financial condition, or results of operations of such Selling Stockholder, (B) result in any violation of any law or statute or any judgment, order, decree, rule or regulation of any court or arbitrator or governmental or regulatory authority or body having jurisdiction over such Selling Stockholder or any of its respective properties or assets, except for such violations that could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, financial condition, or results of operations of such Selling Stockholder, or (C) result in any violation of the provisions of the Certificate of Incorporation or By-laws (or similar organizational documents) of such Selling Stockholder if such Selling Stockholder is not a natural person;
     (g) Other than this Agreement, such Selling Stockholder is not a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or any of its subsidiaries or the Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares;

     (h) The Registration Statement did not, as of the date as of which any part of such Registration Statement relating to the Shares became, or is deemed to have become, effective under the Act, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that the representations or warranties set forth in this Section 1(ii)(h) are limited to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by such Selling Stockholder specifically for use in connection with the preparation thereof;
     (i) The Prospectus will not, as of its date and on the Time of Delivery, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations or warranties set forth in this Section 1(ii)(i) are limited to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by such Selling Stockholder specifically for use in connection with the preparation thereof.
     (j) The Pricing Prospectus did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the price of the Shares and disclosures directly relating thereto will be included on the cover page of the Prospectus; provided that the representations or warranties set forth in this Section 1(i)(j) are limited to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by such Selling Stockholder specifically for use in connection with the preparation thereof.
     2. (i) Subject to the terms and conditions herein set forth, each Selling Stockholder agrees, severally and not jointly, to sell to the Underwriter, and the Underwriter agrees to purchase from each Selling Stockholder, at a purchase price per share of $40.45, the number of Shares (subject to such adjustment as the Underwriter may determine to eliminate fractional shares) set forth opposite its name in Schedule 1 hereto.
          (ii) Upon the authorization by you of the release of the Shares, you propose to offer the Shares for sale upon the terms and conditions set forth in the Prospectus.
     3. (i) Payment of the purchase price for the Shares shall be made to each of the Selling Stockholders by Federal Funds wire transfer, against delivery of the certificates for the Shares to the Underwriter through the facilities of The Depository Trust Company (“DTC”) for the respective accounts of the Underwriter. Such payment and delivery shall be made at 10:00 a.m., New York City time, on June 4, 2007 (unless another time shall be agreed to by you, the Selling Stockholders and the Company). The time at which such payment and delivery are to be made is hereinafter sometimes called “Time of Delivery.” Electronic transfer of the Shares shall be made to the Underwriter at the Time of Delivery in such names and in such denominations as the Underwriter shall specify.

          (ii) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross-receipt for the Shares and any additional documents requested by the Underwriter pursuant to Section 7(m) hereof, will be delivered at the offices of Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, New York, 10019 (the “Closing Location”), and the Shares will be delivered at the Closing Location, all at the Time of Delivery. A meeting will be held at the Closing Location at 2:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Agreement, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.
     4. (i) The Company agrees with the Underwriter:
     (a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the last Time of Delivery, to which you reasonably object promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or Prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;
     (b) If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form approved by you and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus to which you reasonably object promptly after reasonable notice thereof;
     (c) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such United States jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;
     (d) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish you with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to you and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case you are required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, at your request and expense, to prepare and deliver to you as many written and electronic copies as you may reasonably request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;
     (e) During the period beginning from the date hereof and continuing to and including the date that is 75 days after the date of the Prospectus, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities without the prior written consent of the Underwriter. The foregoing restriction shall not apply to (i) the issuance by the Company of shares of Stock upon the exercise of an option or warrant or upon the conversion or exchange of convertible or exchangeable securities in each case outstanding on the date of the Prospectus, (ii) the issuance of Stock or grant of an option to purchase Stock under the Company’s stock plans described or incorporated by reference in the Prospectus, (iii) the issuance of shares of Stock in connection with the acquisition of another company; provided that the aggregate market value of such securities may not exceed 5% of the market capitalization of the Company as of the date hereof and the recipients of such shares of Stock agree to be bound by the restrictions contained in this paragraph for 75 days after the date of the Prospectus, (iv) the filing of a registration statement in respect of the Stock within 75 days from the date of the Prospectus; provided that the Company obtains your prior written consent (other than a registration statement on Form S-8 with respect to the Company’s 401K plan or stock incentive plan), (v) subject to Section 4(ii)(a), transactions by any person other than the Company relating to shares of Stock or other securities acquired in open market transactions after the completion of the offering, (vi) transfers of shares of Stock or any security convertible, exchangeable for or exercisable into Stock as a bona fide gift or gifts as a result of the operation of law or testate or intestate succession; provided that the transferee agrees to be bound by the same terms as the transferor under this Section 4(i)(e) or (vii) transfers to a trust, partnership, limited liability company or other entity, the beneficial interests of which are held by the transferor; provided that the transferee agrees to be bound by the same terms as the transferor under this Section 4(i)(e);
     (f) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay or cause the Selling Stockholder to (A) pay to the Commission the filing fee for the Rule 462(b) Registration Statement or (B) give irrevocable instructions for such payment of such fee pursuant to Rule 111(b) under the Act; and
     (g) Upon request by the Underwriter, to furnish, or cause to be furnished, to the Underwriter an electronic version of the Company’s name and corporate logo for use on the website, if any, operated by you for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred; and provided further that the License shall expire on the date that is nine months after the date hereof.
          (ii) Each Selling Stockholder, severally and not jointly, agrees with the Underwriter that:
     (a) During the period beginning from the date hereof and continuing to and including the date that is 75 days after the date of the Prospectus, such Selling Stockholder will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities without the prior written consent of the Underwriter. The foregoing restriction shall not apply to (i) the Shares to be sold by such Selling Stockholder hereunder and the exercise of employee stock options to obtain the Shares to be sold hereunder, (ii) the filing of a registration statement in respect of the Stock within 75 days from the date of the Prospectus; provided that such Selling Stockholder obtains the prior written consent of the Underwriter, (iii) transactions relating to shares of Stock or other securities acquired in open market transactions after the completion of the offering, (iv) transfers of shares of Stock or any security convertible, exchangeable for or exercisable into

Stock as a bona fide gift or gifts as a result of the operation of law or testate or intestate succession; provided that the transferee agrees to be bound by the same terms as the transferor under this Section 4(ii)(a); or (v) transfers to a trust, partnership, limited liability company or other entity, the beneficial interests of which are held by the transferor; provided that the transferee agrees to be bound by the same terms as the transferor under this Section 4(ii)(a); and
     (b) Without the prior written consent of the Underwriter, such Selling Stockholder has not made any offer relating to the Shares that would constitute a “free writing prospectus” (as defined in Rule 405), any portion of which would be required to be filed with the Commission; any such free writing prospectus the use of which has been consented to by the Company is listed on Schedule 3 hereto.
5. (i) The Company represents and agrees that, without your prior consent, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; the Underwriter represents and agrees that, without the prior consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company is listed on Schedule 3(a) hereto;
     (ii) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and
     (iii) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Underwriter and, if requested by the Underwriter, will prepare and furnish without charge to the Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriter expressly for use therein.
     6. The Company covenants and agrees with the Underwriter that the Company will pay the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriter and dealers; (ii) the cost of printing or producing the Blue Sky Memorandum and any other documents prepared in connection with the offering, purchase, sale and delivery of the Shares under state securities laws; (iii)

all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 4(i)(c) hereof, including the reasonable fees and disbursements of counsel for the Underwriter in connection with such qualification and in connection with the Blue Sky Memorandum; (iv) all fees and expenses in connection with listing the Shares on the Exchange, if any; (v) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriter in connection with, securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Shares; (vi) the cost of preparing stock certificates; (vii) the cost and charges of any transfer agent or registrar; (viii) all other costs and expenses incident to the performance by the Company and the Selling Stockholders of their respective obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 8 and 11 hereof, the Underwriter will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make. The provisions of this Section shall not supersede or otherwise affect any agreement that the Company and the Selling Stockholders may otherwise have for the allocation of such expenses between themselves.
     7. The obligation of the Underwriter hereunder, as to the Shares to be delivered at the Time of Delivery, shall be subject, in its discretion, to the condition that all representations and warranties and other statements of the Company and each of the Selling Stockholders herein are, at and as of the Time of Delivery, true and correct, the condition that the Company and each of the Selling Stockholders shall have performed all of their respective obligations hereunder theretofore to be performed, and the following additional conditions:
     (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 4(i)(a) hereof; if the Company has chosen to rely on Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;
     (b) Cravath, Swaine & Moore LLP, counsel for the Underwriter, shall have furnished to you its written opinion and 10b-5 letter (in the forms attached as Annex A-1 and Annex A-2 hereto), dated the Time of Delivery and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

     (c) Simpson Thacher & Bartlett LLP, counsel for the Company, shall have furnished to the Underwriter its written opinion and negative assurance statement (in the forms attached as Annex B-1 and Annex B-2 hereto), dated the Time of Delivery, in form and substance reasonably satisfactory to the Underwriter;
     (d) David L. Bialosky, Esq., General Counsel of the Company, shall have furnished to you his written opinion (in the form attached as Annex C hereto), dated the Time of Delivery;
     (e) Simpson Thacher & Bartlett LLP, counsel for the Selling Stockholders, shall have furnished to you its written opinion (in the forms attached as Annex B-1 hereto), dated such Time of Delivery, in form and substance reasonably satisfactory to you;
     (f) On the date of the Pricing Prospectus upon execution of this Agreement, at 9:45 p.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at the Time of Delivery, Ernst & Young LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex D hereto;
     (g) Subsequent to the execution and delivery of this Agreement, no event or condition of a type described in Section 1(i)(f) shall have occurred or shall exist, which event or condition is not described in the Pricing Prospectus, the effect of which in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at the Time of Delivery on the terms and in the manner contemplated in the Prospectus;
     (h) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Act; and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;
     (i) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Underwriter is so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at the Time of Delivery on the terms and in the manner contemplated in the Prospectus;
     (j) The Company shall have complied with the provisions of Section 4(i)(d) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;
     (k) The Shares shall have been duly listed on the Exchange;
     (l) The Company shall have furnished or caused to be furnished to you at the Time of Delivery a certificate of the chief financial officer of the Company as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to the Time of Delivery, and the Company shall have furnished or caused to be furnished certificates of the chief financial officer of the Company as to the matters set forth in subsections (a) and (g) of this Section and as to such other matters as the Underwriter may reasonably request; and
     (m) Each of the Selling Stockholders shall have furnished or caused to be furnished to you at the Time of Delivery, a certificate, signed by such Selling Stockholder, as to the accuracy of the representations and warranties of such Selling Stockholder herein at and as of such Time of Delivery, as to the performance by such Selling Stockholder of all of its obligations hereunder to be performed at or prior to such Time of Delivery.
     8. Indemnifications:
     (a) The Company will indemnify and hold harmless the Underwriter against any losses, claims, damages or liabilities, joint or several, to which the Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact or necessary to make the statements therein not misleading, and will reimburse the Underwriter for any legal or other expenses reasonably incurred by the Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by or behalf of the Underwriter or any Selling Stockholder expressly for use therein.

     (b) Each Selling Stockholder, severally and not jointly, agrees to indemnify and hold harmless the Company and the Underwriter to the same extent as the foregoing indemnity from the Company to the Underwriter, but only with reference to written information furnished to the Company by or on behalf of such Selling Stockholder specifically for inclusion in the documents referred to in the foregoing indemnity; provided, however, that the Selling Stockholders will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission from any of the documents referred to in the foregoing indemnity in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein.
     (c) The Underwriter will indemnify and hold harmless the Company and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter expressly for use therein; and will reimburse the Company and each Selling Stockholder for any legal or other expenses reasonably incurred by the Company or such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred.
     (d) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that, the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party under subsection (a), (b) or (c) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (which counsel may at the option of the indemnifying party be counsel to the indemnifying party unless (1) the indemnified party has reasonably concluded (based upon advice of counsel to the indemnified party) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party or (2) a conflict or potential conflict exists (based upon advice of counsel to the indemnified party) between the indemnified party and the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. If the indemnifying party does not assume the defense of such action, it is understood that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to one separate firm of local attorneys in each such jurisdiction when reasonably necessary but not to include two firms in the same jurisdiction) at any time for all such indemnified parties. The indemnifying party shall not be liable for any settlement of an action or claim for monetary damages effected without its consent, which consent shall not be unreasonably withheld, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party shall indemnify each indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.
     (e) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company, by the Underwriter and by the Selling Stockholders from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, of the Underwriter and of the Selling Stockholders in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and/or by the Selling Stockholders on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriter. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Underwriter or the Selling Stockholders and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Underwriter and the Selling Stockholders agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
     (f) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriter within the meaning of the Act; and the obligations of the Underwriter under this Section 8 shall be in addition to any liability which the Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act. The obligations of each Selling Stockholder under this Section 8 shall be in addition to any liability which such Selling Stockholder may otherwise have.
     (g) The liability of each Selling Stockholder under (i) such Selling Stockholder’s representations and warranties contained in Section 1 and (ii) under this Section 8, in each case shall be limited to an amount equal to the net proceeds received by such Selling Stockholder from the Shares sold by the Selling Stockholder to the Underwriter. The Company and each such Selling Stockholder may agree, as between themselves and without limiting the rights of the Underwriter under this Agreement, as to the respective amounts of such liability for which they each shall be responsible. The Underwriter acknowledges and agrees that the statements relating to each Selling Stockholder under the caption “Selling Stockholders” in the Prospectus constitute the only information furnished in writing by or on behalf of such Selling Stockholder expressly for use in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Selling Stockholder Free Writing Prospectus or any amendments or supplements thereto.

     9. Default:
     (a) If you shall default in your obligation to purchase the Shares which you have agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for another party or other parties reasonably satisfactory to the Company and the Selling Stockholders to purchase such Shares on the terms contained herein. If within thirty-six hours after such default you do not arrange for the purchase of such Shares, then the Company and the Selling Stockholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Company and the Selling Stockholders to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Stockholders that you have so arranged for the purchase of such Shares, or the Company and Selling Stockholders notify you that they have so arranged for the purchase of such Shares, the Company shall have the right to postpone a Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.
     10. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the Underwriter, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Underwriter or any controlling person of the Underwriter, the Selling Stockholders or the Company or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.
     11. If this Agreement shall be terminated pursuant to Section 9 hereof, neither the Company nor any Selling Stockholder shall be under any liability to the Underwriter except as provided in Sections 6 and 8 hereof; but, if for any other reason the Shares are not delivered by or on behalf of the Selling Stockholders as provided herein, the Company will reimburse or cause the Selling Stockholders to reimburse the Underwriter for all out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred by the Underwriter in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Stockholders shall then be under no further liability to the Underwriter in respect of the Shares not so delivered except as provided in Sections 6 and 8 hereof.
     12. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriter shall be delivered or sent by mail, telex or facsimile transmission to Banc of America Securities LLC, 9 West 57th Street, New York, New York 100187, Attention: ELM Legal (Fax: 212-933-2217); provided, however, that any notice to the Underwriter pursuant to Section 8(d) hereof shall be delivered or sent by mail, telex or facsimile transmission at its address set forth in its Underwriter’s

Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company by the Underwriter upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.
     13. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriter, the Selling Stockholders, the Company and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company or the Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from the Underwriter shall be deemed a successor or assign by reason merely of such purchase.
     14. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.
     15. The Company and the Selling Stockholders acknowledge and agree that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Stockholders, on the one hand, and the Underwriter, on the other, (ii) in connection therewith and with the process leading to such transaction the Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or the Selling Stockholders, (iii) the Underwriter has not assumed an advisory or fiduciary responsibility in favor of the Company or the Selling Stockholders with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Company or any Selling Stockholder on other matters) or any other obligation to the Company or the Selling Stockholders except the obligations expressly set forth in this Agreement and (iv) the Company and the Selling Stockholders have consulted their own legal and financial advisors to the extent it or they deemed appropriate. The Company and the Selling Stockholders agree that they will not claim that the Underwriter, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to them, in connection with such transaction or the process leading thereto.
     16. The Company and the Selling Stockholders acknowledge that the Underwriter’s research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that the Underwriter’s research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company and the Selling Stockholders hereby waive and release, to the fullest extent permitted by law, any claims that they may have against the Underwriter with respect to any conflict of interest that may arise from the fact that the views expressed by their respective independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company or the Selling Stockholders by the Underwriter’s investment banking divisions. The Company and the Selling Stockholders acknowledge that the Underwriter is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.
     17. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Stockholders and the Underwriter, or any of them, with respect to the subject matter hereof.
     18. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
     19. The Company, each Selling Stockholder and the Underwriter hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
     20. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.
     21. Notwithstanding anything herein to the contrary, the Company and the Selling Stockholders are authorized, subject to applicable law, to disclose any and all aspects of this potential transaction that are necessary to support any U.S. Federal income tax benefits expected to be claimed with respect to such transaction, and all materials of any kind (including tax opinions and other tax analyses) provided to the Company or the Selling Stockholders relating to that treatment and structure, without the Underwriter imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.
     If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement between the Underwriter, the Selling Stockholders and the Company.

EXHIBIT 1.1
EXECUTION COPY

Very truly yours, TRW Automotive Holdings Corp.
By:	/s/ Joseph S. Cantie
	Name:	Joseph S. Cantie
	Title:	Executive Vice President
and Chief Financial Officer

Automotive Investors L.L.C.
By:	/s/ Robert L. Friedman
	Name:	Robert L. Friedman
	Title:	Manager

Joseph S. Cantie
By:	/s/ Joseph S. Cantie
Joseph S. Cantie

David L. Bialosky
By:	/s/ David L. Bialosky
David L. Bialosky

Peter J. Lake
By:	/s/ Joseph S. Cantie
Joseph S. Cantie by Power of Attorney for
Peter J. Lake

Steven Lunn
By:	/s/ Joseph S. Cantie
Joseph S. Cantie by Power of Attorney for
Steven Lunn

John C. Plant
By:	/s/ Joseph S. Cantie
Joseph S. Cantie by Power of Attorney for
John C. Plant

Accepted as of the date hereof: Banc of America Securities LLC
By:	/s/ Thomas M. Morrison
	Name:	Thomas M. Morrison
	Title:	Managing Director, Equity Capital Markets

SCHEDULE 1

Total Number of
Shares
Underwriter	to be Purchased
Banc of America Securities LLC	11,000,000

SCHEDULE 2

Selling Stockholder	Number of Shares
The Blackstone Group L.P.	10,000,000
John C. Plant	510,000
Steven Lunn	200,000
Peter J. Lake	80,000
Joseph S. Cantie	130,000
David L. Bialosky	80,000

SCHEDULE 3

1.	(a)	Issuer Free Writing Prospectuses: Company Overview, dated May 2007.

2.	(b)	Pricing Information:

Number of Shares: 11,000,000

Price per Share: $40.45

SCHEDULE 4
Significant Subsidiaries
1.	TRW Automotive Holdings Corp.

2.	TRW Automotive Ltda.

3.	TRW Automotive U.S. LLC

4.	TRW Automotive Inc.

5.	TRW Automotive Receivables LLC

6.	TRW Automotive Intermediate Holdings Corp.

7.	TRW Intellectual Property Corp.

8.	TRW Limited

9.	Kelsey-Hayes Company

10.	Lucas Industries Limited

11.	LucasVarity

12.	LucasVarity Automotive Holding Company

13.	Stylealpha Limited

14.	Automotive Holdings (UK) Limited

15.	Automotive Holdings (France) S.A.S.

16.	Lucas Investment Finance Limited

17.	TRW Airbag Systems GmbH

18.	TRW Deutschland Holding GmbH

19.	Lucas Varity s.r.o.

20.	TRW Polska Sp.z o.o.

ANNEX A-1
[Letterhead of Cravath, Swaine & Moore LLP]

ANNEX A-2
[Letterhead of Cravath, Swaine & Moore LLP]

ANNEX B-1
[Letterhead of Simpson Thacher & Bartlett LLP]

ANNEX B-2
[Letterhead of Simpson Thacher & Bartlett LLP]

ANNEX C
[Letterhead of TRW Automotive Holdings Corp.]

ANNEX D
[Letterhead of E&Y]